UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Metropolitan Health Networks, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0635748
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 510 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by Metropolitan Health Networks, Inc., a Florida corporation (the “Registrant”), in connection with the registration of its Common Stock, par value $0.001 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of its Common Stock to the New York Stock Exchange. The Common Stock had previously been registered and listed on the NYSE Amex under Section 12(b) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock to be registered see Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on March 4, 2005 and incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Metropolitan Health Networks, Inc.

Date: November 14, 2011	By:	/s/ Roberto L. Palenzuela
		Name:	Roberto L. Palenzuela
		Title:	General Counsel and Secretary